Exhibit 10.5

CONSTRUCTION NOTE

Salt Lake City, Utah

October 24, 2014

FOR VALUE RECEIVED, O.COM LAND, LLC, a Utah limited liability company (the “Borrower”), promises to pay to the order of U.S. Bank National Association, a national banking association (the “Bank”), on or before the Initial Real Estate Maturity Date, the sum of Twenty-Four Million Two Hundred Fifty Two Thousand Eight Hundred and No/100 Dollars ($24,252,800.00) or such lesser sum as may actually be owing under the Real Estate Loan made pursuant to that certain Loan Agreement of even date herewith among the Borrower, Overstock.com, Inc., a Delaware corporation, the other parties thereto, including the Bank, the other Banks, and U.S. Bank National Association, as Arranger and Administrative Bank (the “Loan Agreement”), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Bank, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Loan Agreement. Capitalized terms herein shall have the meaning set forth in the Loan Agreement.

From the date hereof and through the Initial Real Estate Maturity Date, interest on each advance hereunder shall accrue in accordance with Section 1.3 of the Loan Agreement.

This Construction Note (this “Note”) shall be payable in monthly installments of accrued interest only, commencing on the first day of the month following the initial Advance on the Real Estate Loan, and on the same day of each month thereafter through the Initial Real Estate Maturity Date, when the remaining unpaid principal balance plus accrued interest shall be due and payable in full. Notwithstanding the foregoing, the Real Estate Loan evidenced by this Note is eligible at the Initial Real Estate Maturity Date for Conversion to the Term Phase pursuant to the terms and conditions set forth in the Loan Agreement, on which conversion the Real Estate Loan shall be evidenced by the Term Notes.

Upon the occurrence and during the continuation of an Event of Default, the outstanding principal balance of this Note shall bear interest at the Default Rate, not to exceed, however, the maximum rate permitted by law.

This Note is issued, is to be repaid, and may be accelerated under the terms and provisions of the Loan Agreement. The holders hereof are entitled to all the benefits provided for in the Loan Agreement, or referred to therein. The provisions of the Loan Agreement are incorporated by reference herein with the same force and effect as if fully set forth herein.

This Note may only be prepaid in accordance with the Loan Agreement.  All payments on this Note shall be applied in the order set forth in the Loan Agreement.

This Note is secured by the Mortgage, the Security Agreement, and the other Loan Documents.  Disbursements under this Note shall be made pursuant to the terms of the Loan Agreement.

Except as herein provided, Borrower and all others who may become liable for all or part of the principal balance hereof or for any obligations of Borrower to Bank or the holder hereof (a) jointly and severally, forever waive presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, (b) agree that the time of payment of the debt or any part thereof may be extended from time to time without modifying or releasing the lien of the Loan Documents or the liability of Borrower or any other such parties, the right of recourse against Borrower and such parties being hereby reserved by Bank; and (c) agree that time is of the essence. Upon the occurrence and during the continuation of an Event of Default, Borrower agrees to pay all costs of collection when incurred as set forth in Section 9.2 of the Loan Agreement. It is expressly agreed by Borrower that no extensions of time for the payment of this Note, nor the failure on the part of Bank to exercise any of its rights hereunder, shall operate to release, discharge, modify, change or affect the original liability under this Note or any of the other Loan Documents, either in whole or in part.

Notice pursuant to this Note shall be given in accordance with the Loan Agreement.

If from any circumstances whatsoever, by reason of acceleration or otherwise, the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then the obligations to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event shall any exaction be possible under this Note in excess of the limit of such validity.

All rights, powers, privileges and immunities herein granted to Bank shall extend to its successors and assigns and any other legal holder of this Note, with full right by Bank to assign and/or sell same pursuant to the terms of the Loan Agreement.

Section 9.6 of the Loan Agreement is hereby incorporated by reference and made a part hereof.

[signature page follows]

IN WITNESS WHEREOF, Borrower has executed this Construction Note as of the date first written above.

O.COM LAND, LLC

By:	/s/ Carter Lee
Name:	Carter Lee
Its:	Manager

[Signature Page to Construction Note]

S-1